Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2024
AND DECLARES $0.11 PER SHARE CASH DIVIDEND

Oklahoma City, Oklahoma, May 7, 2024 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three-month period ended March 31, 2024.
Recent Highlights
•On May 2, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on May 31, 2024 to shareholders of record on May 17, 2024. The Company has paid $141.2 million in cash dividends since May 2023
•First quarter net income was $11.1 million, or $0.30 per basic share. Adjusted net income(1) was $8.4 million, or $0.23 per basic share
•Adjusted EBITDA(1) of $14.7 million for the three-month period ended March 31, 2024
•Adjusted G&A(1) was $2.8 million, or $2.03 per Boe for the three-month period ended March 31, 2024
•Net cash provided by operating activities of $15.7 million for the three-month period ended March 31, 2024
•Generated $14.5 million of free cash flow(1) for the three-month period ended March 31, 2024, which represents a conversion rate of approximately 99% relative to adjusted EBITDA(1)
•As of March 31, 2024, the Company had $208.5 million of cash and cash equivalents, including restricted cash
•Approximately $2.7 million in interest income for the quarter ended March 31, 2024
Financial Results & Update
Profitability & Realized Pricing
For the three months ended March 31, 2024, the Company reported net income of $11.1 million, or $0.30 per basic share, and net cash provided by operating activities of $15.7 million. After adjusting for certain items, the Company's adjusted net income(1) amounted to $8.4 million, or $0.23 per basic share, adjusted operating cash flow(1) totaled $17.5 million and adjusted EBITDA(1) was $14.7 million for the quarter. The Company defines and reconciles adjusted net income, adjusted operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable Generally Accepted Accounting Principles in the United States ("GAAP") measure in supporting tables at the conclusion of this press release.
For the three months ended March 31, 2024, the Company generated approximately $14.5 million of free cash flow(1). This represents a conversion rate of approximately 99% relative to adjusted EBITDA for the three months ended March 31, 2024.

First quarter realized oil, natural gas, and natural gas liquids prices were $75.08 per Bbl, $1.25 per Mcf and $23.65 per Bbl, respectively.
Operating Costs
During the first quarter of 2024, lease operating expense ("LOE") was $10.9 million or $7.92 per Boe. The Company continues to focus on its operating costs and safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of initiatives that safely drive cost efficiency in the field. The Company successfully managed the operational impacts of seasonal cold weather throughout the first quarter of 2024, which impacted the timing of expense workover activities, but were not outside of the Company's range expectations for this time of year.
For the three months ended March 31, 2024, general and administrative expense ("G&A") was $3.3 million, or $2.42 per Boe.
Liquidity & Capital Structure
As of March 31, 2024, the Company had $208.5 million of cash and cash equivalents, including restricted cash, diversified across multiple significant, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program
In January 2024, the Board of Directors approved a one-time cash dividend of $1.50 per share of the Company's common stock, which was paid on February 20, 2024 to shareholders of record as of the close of business on February 5, 2024. The aggregate total payout was approximately $55.6 million. Additionally, in March 2024, the Board of Directors increased the Company's on-going quarterly dividend to $0.11 per share which was first paid on March 29, 2024, to shareholders of record as of the close of business on March 15, 2024. The aggregate total payout was $4.1 million. The $0.11 per share dividend is subject to quarterly approval by the Board of Directors. Dividend payments for the three-month period ended March 31, 2024 totaled $59.7 million, which included $0.1 million of dividends on vested stock awards.
On May 2, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on May 31, 2024 to shareholders of record on May 17, 2024.
Operational Results & Update
Production & Revenue
Production totaled 1,376 MBoe (15.1 MBoed, 15% oil, 58% natural gas and 27% NGLs) for the three months ended March 31, 2024. Revenues totaled $30.3 million (51% oil, 20% natural gas and 29% NGLs) for the first quarter of 2024. While production in the first quarter of 2024 was impacted by seasonal cold weather, our projected long-term decline rates remain stable due to the nature of the Company's asset base and the continued focus on production optimization efforts.
Production Optimization Program
The Company continues to optimize its stable, low-decline production base, which has an estimated single-digit annual PDP decline rate over the next ten years. The Company continuously evaluates the potential for high-return projects that further enhance its asset base. Such projects include, but are not limited to, workovers, artificial lift improvements and conversions from less efficient systems, recompletions of "behind pipe" pay in vertical section of existing wells, and the restimulation of existing intervals and previously bypassed unstimulated intervals in existing wells. When evaluating these and other options, the Company continues to ensure that all projects meet high rate of return thresholds and remains capital disciplined as the commodity price landscape changes.

Outlook
SandRidge will continue to focus on growing the cash value and generation capability of its asset base in a safe, responsible and efficient manner, while exercising prudent capital allocations to projects it believes provide high rates of returns in the current commodity price outlook. These near-term projects will be focused on artificial lift conversions to more efficient and cost-effective systems and other capital-efficient workovers while preserving future development and expanded well reactivations, benefited by our 99% held by production acreage position that extends the option value to initiate projects in favorable commodity price environments, to achieve high rates of return. The Company will continue to monitor forward-looking commodity prices, results, costs and other factors that could influence returns on investments, which will continue to shape its disciplined development decisions in 2024 and beyond.
SandRidge will also continue to maintain the optionality to execute on value accretive merger and acquisition opportunities that could bring synergies, leverage the Company's core competencies, complement its portfolio of assets, seek to further utilize its approximately $1.6 billion of net operating losses ("NOLs"), or otherwise yield attractive returns for its shareholders.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas and transporting over 95% of its produced water via pipeline instead of truck. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. We have personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Wednesday, May 8, 2024 at 10:00 am CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I231505 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, acquisition, and production of oil and gas assets. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended March 31,
	2024	2023
Production - Total
Oil (MBbl)	208	261
Natural Gas (MMcf)	4,807	4,912
NGL (MBbl)	367	420
Oil equivalent (MBoe)	1,376	1,500
Daily production (MBoed)	15.1	16.7

Average price per unit
Realized oil price per barrel - as reported	$75.08	$74.26
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$75.08	$74.26

Realized natural gas price per Mcf - as reported	$1.25	$2.73
Realized impact of derivatives per Mcf	—	1.19
Net realized price per Mcf	$1.25	$3.92

Realized NGL price per barrel - as reported	$23.65	$24.62
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$23.65	$24.62

Realized price per Boe - as reported	$22.01	$28.76
Net realized price per Boe - including impact of derivatives	$22.01	$32.67

Average cost per Boe
Lease operating	$7.92	$7.79
Production, ad valorem, and other taxes	$1.38	$2.50
Depletion (1)	$2.96	$2.30

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.30	$0.64
Diluted	$0.30	$0.64

Adjusted net income per share available to common stockholders
Basic	$0.23	$0.70
Diluted	$0.23	$0.69

Weighted average number of shares outstanding (in thousands)
Basic	37,042	36,859
Diluted	37,134	37,110

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2024 (unaudited):

Three Months Ended
March 31, 2024
(In thousands)

Drilling, completion, and capital workovers	$745
Leasehold and geophysical	84
Capital expenditures (on an accrual basis)	$829
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of March 31, 2024 and December 31, 2023 is presented below:

	March 31, 2024	December 31, 2023

	(In thousands)
Cash, cash equivalents and restricted cash	$208,493	$253,944

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	1,011,489	1,071,021
Accumulated deficit	(591,822)	(602,947)
Total SandRidge Energy, Inc. stockholders’ equity	419,704	468,111

Total capitalization	$419,704	$468,111

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues
Oil, natural gas and NGL	$30,283	$43,147
Total revenues	30,283	43,147
Expenses
Lease operating expenses	10,892	11,694
Production, ad valorem, and other taxes	1,896	3,751
Depreciation and depletion — oil and natural gas	4,076	3,454
Depreciation and amortization — other	1,678	1,618
General and administrative	3,332	2,909
Restructuring expenses	—	39
Employee termination benefits	—	19
(Gain) loss on derivative contracts	—	(1,447)
Other operating (income) expense, net	(9)	(94)
Total expenses	21,865	21,943
Income from operations	8,418	21,204
Other income (expense)
Interest income (expense), net	2,698	2,499
Other income (expense), net	9	55
Total other income (expense)	2,707	2,554
Income (loss) before income taxes	11,125	23,758
Income tax (benefit) expense	—	—
Net income (loss)	$11,125	$23,758
Net income (loss) per share
Basic	$0.30	$0.64
Diluted	$0.30	$0.64
Weighted average number of common shares outstanding
Basic	37,042	36,859
Diluted	37,134	37,110

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$206,956	$252,407
Restricted cash - other	1,537	1,537
Accounts receivable, net	22,316	22,166
Prepaid expenses	2,384	430
Other current assets	1,105	1,314
Total current assets	234,298	277,854
Oil and natural gas properties, using full cost method of accounting
Proved	1,539,497	1,538,724
Unproved	11,215	11,197
Less: accumulated depreciation, depletion and impairment	(1,396,534)	(1,393,801)
	154,178	156,120
Other property, plant and equipment, net	85,062	86,493
Other assets	3,250	3,130
Deferred tax assets, net of valuation allowance	50,569	50,569
Total assets	$527,357	$574,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$39,276	$38,828
Asset retirement obligations	9,789	9,851
Other current liabilities	778	645
Total current liabilities	49,843	49,324
Asset retirement obligations	55,545	54,553
Other long-term obligations	2,265	2,178
Total liabilities	107,653	106,055
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,118 issued and outstanding at March 31, 2024 and 37,091 issued and outstanding at December 31, 2023	37	37
Additional paid-in capital	1,011,489	1,071,021
Accumulated deficit	(591,822)	(602,947)
Total stockholders’ equity	419,704	468,111
Total liabilities and stockholders’ equity	$527,357	$574,166

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,125	$23,758
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	5,754	5,072
(Gain) loss on derivative contracts	—	(1,447)
Settlement gains (losses) on derivative contracts	—	5,876
Stock-based compensation	536	396
Other	40	38
Changes in operating assets and liabilities	(1,774)	6,154
Net cash provided by operating activities	15,681	39,847
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(1,124)	(9,392)
Purchase of other property and equipment	(18)	(16)
Proceeds from sale of assets	38	—
Net cash used in investing activities	(1,104)	(9,408)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(59,718)	—
Reduction of financing lease liability	(207)	(132)
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(103)	(211)
Net cash used in financing activities	(60,028)	(343)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(45,451)	30,096
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	253,944	257,468
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$208,493	$287,564
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(33)	$(32)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$605	$8,904
Right-of-use assets obtained in exchange for financing lease obligations	$230	$—
Inventory material transfers to oil and natural gas properties	$19	$75
Asset retirement obligation capitalized	$—	$12
Change in dividends payable	$247	$—

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Net cash provided by operating activities	$15,681	$39,847
Changes in operating assets and liabilities	1,774	(6,154)
Adjusted operating cash flow	$17,455	$33,693
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Net cash provided by operating activities	$15,681	$39,847
Net cash used in investing activities	(1,104)	(9,408)
Proceeds from sale of assets	(38)	—
Free cash flow	$14,539	$30,439

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Net Income	$11,125	$23,758
Adjusted for
Depreciation and depletion - oil and natural gas	4,076	3,454
Depreciation and amortization - other	1,678	1,618
Interest expense	33	32
EBITDA	16,912	28,862

Stock-based compensation	536	396
(Gain) loss on derivative contracts	—	(1,447)
Settlement gains (losses) on derivative contracts	—	5,876
Employee termination benefits	—	19
Restructuring expenses	—	39
Interest income	(2,731)	(2,531)
Adjusted EBITDA	$14,717	$31,214

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Net cash provided by operating activities	$15,681	$39,847
Changes in operating assets and liabilities	1,774	(6,154)
Interest expense	33	32
Employee termination benefits	—	19
Interest income	(2,731)	(2,531)
Other	(40)	1
Adjusted EBITDA	$14,717	$31,214

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$11,125	$0.30	$23,758	$0.64
(Gain) loss on derivative contracts	—	—	(1,447)	(0.04)
Settlement gains (losses) on derivative contracts	—	—	5,876	0.16
Employee termination benefits	—	—	19	—
Restructuring expenses	—	—	39	—
Interest income	(2,731)	(0.07)	(2,531)	(0.07)
Adjusted net income available to common stockholders	$8,394	$0.23	$25,714	$0.69

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,042	37,134	36,859	37,110
Total adjusted net income per share	$0.23	$0.23	$0.70	$0.69

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,332	$2.42	$2,909	$1.94
Stock-based compensation	(536)	(0.39)	(396)	(0.26)
Adjusted G&A	$2,796	$2.03	$2,513	$1.68

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, acquisition and production of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.